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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 15, 1996, relating to the financial statements of Total Renal Care Holdings, Inc., which appears in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 15, 1996, appearing on page F-1 of Total Renal Care Holdings, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1995. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 15, 1996 relating to the Financial Statement Schedule for the seven months ended December 31, 1995 and the year ended May 31, 1995 appearing on page S-1 of Total Renal Care Holdings, Inc.'s Annual Report on Form 10-K. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 4, 1995 relating to the combined financial statements of Center for Kidney Disease, Inc., Venture Dialysis Center, Inc. and Miami Beach Kidney Center, Inc., which appears in the Current Report on Form 8-K/A-1 dated September 29, 1995. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 1996 relating to the combined financial statements of Southwest Renal Care, Ltd. and Dialysis Medical Supplies, Inc., which appears in the Current Report on Form 8-K/A-1 dated February 13, 1996. We also consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 5, 1996 relating to the financial statements of Downtown Dialysis Center, Inc. and our report dated February 28, 1996 relating to the financial statements of the Nephrology Services Business of Caremark International Inc., both of which appear in the Current Report on Form 8-K dated March 18, 1996. We also consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 3, 1996 relating to the financial statements of Burbank Dialysis Group, Inc., our report dated July 3, 1996 relating to the financial statements of Pasadena Dialysis Center, Inc., our report dated September 24, 1996 relating to the combined financial statements of Piedmont Dialysis, Inc. and Peralta Renal Care, our report dated September 6, 1996 relating to the combined financial statements of Houston Kidney Center, Northwest Kidney Center, LLP, North Houston Kidney Center, LLP and Houston Kidney Center-Southeast, LLP and our report dated September 6, 1996 relating to the combined financial statements of Bertha Sirk Dialysis Center, Inc. and Greenspring Dialysis Center, Inc., all of which appear in the Current Report on Form 8-K dated October 18, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Seattle, Washington
October 18, 1996